Exhibit 5.1

Logistic Properties of the Americas	D +1 345 815 1877
c/o Ogier Global (Cayman) Limited	E bradley.kruger@ogier.com
89 Nexus Way, Camana Bay
Grand Cayman, KY1-9009	Reference: 506709.00001
Cayman Islands

4 September 2024

Logistic Properties of the Americas (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, including any amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act), (including its exhibits, the Registration Statement) relating to the registration for resale of:

(a)	up to 1,500,000 ordinary shares of par value US$0.0001 each of the Company held by a certain Selling Securityholder who purchased TWOA Class A Ordinary Shares in a private placement pursuant to the PIPE Investment consummated in connection with the Business Combination for a purchase price of US$10.00 per share, which shares were converted into Ordinary Shares on a one-for-one basis as part of the Business Combination and are subject to lock-up restrictions under the PIPE Lock-Up Agreement;

(b)	up to 26,312,000 ordinary shares of par value US$0.0001 issued to certain of the Selling Securityholders named in the Registration Statement, based on a value of US$10.00 per share, in connection with the Business Combination, which shares are subject to lock-up restrictions under the Lock-Up Agreement; and

(c)	up to 90,000 ordinary shares of par value US$0.0001 issued to a certain Selling Securityholder named in the Registration Statement based on a value of US$10.00 per share, (together, the Ordinary Shares).

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Logistic Properties of the Americas
4 September 2024

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement. Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Registration Statement and/or Schedule 1, as applicable.

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined copies of the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Issue of Shares

(b)	The Ordinary Shares to be registered for resale as contemplated by the Registration Statement have been validly issued to the Selling Securityholders as fully paid and non-assessable.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents or the M&A to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

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4 September 2024

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier
Ogier (Cayman) LLP

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Logistic Properties of the Americas
4 September 2024

Schedule 1

Documents examined

Corporate and other documents

1	The Registration Statement.

2	The Company’s register of members dated 4 September 2024 (ROM).

3	The Certificate of Incorporation of the Company dated 9 October 2023 issued by the Registrar (the Certificate of Incorporation).

4	The amended and restated memorandum of association and articles of association of the Company filed with the Registrar on 27 March 2024 (together, the M&A).

5	A Certificate of Good Standing dated 29 August 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

6	The business combination agreement dated as of 15 August 2023 (as it may be amended, supplemented and/or restated from time to time, the Business Combination Agreement), between, amongst others, two, a Cayman Islands exempted company (SPAC), Latam Logistic Properties SA, a company incorporated under the laws of Panama (LLP), and by the Joinders (as defined below) each of Logistic Properties of the Americas Subco, a Cayman Islands exempted company and wholly-owned subsidiary of the Company (Merger Sub), the Company, and LPA Panama Group Corp., a company incorporated under the laws of Panama as a wholly-owned subsidiary of the Company (Company Merger Sub).

7	Separate joinder agreements entered into in relation to the Business Combination Agreement by (a) LLP, SPAC and the Company dated as of 11 October 2023, (b) LLP, SPAC and Merger Sub dated as of 11 October 2023 and (c) LLP, SPAC, the Company, Merger Sub and Company Merger Sub dated as of 8 December 2023, respectively (together, the Joinders).

8	The engagement letter dated 24 March 2023 between J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (CCM) and SPAC, a wholly-owned subsidiary of the Company (the CCM Engagement Agreement).

9	The amendment to the Engagement Agreement dated 2 July 2024 between CCM, SPAC and the Company (the CCM Amendment Agreement).

10	The subscription agreement dated February 16, 2024 (PIPE Subscription Agreement) entered into by SPAC, and Bonaventure Investments Holding Inc., (as assigned to Guadalupe Assets Inc., the PIPE Subscriber), as may be amended and in effect from time to time.

11	The registration rights agreement dated as of March 27, 2024 (Registration Rights Agreement) by and among JREP I Logistics Acquisition, LP, LatAm Logistic Equity Partners, LLC, the Company and SPAC, as may be amended and in effect from time to time.

12	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate) having attached to it a certified extract of the resolutions of the directors of the Company passed on August 14, 2024 and the written resolutions of all of the directors of the Company dated 7 February 2024 (together, the Resolutions).

13	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 4 September 2024 (the Register of Writs).

In this opinion, the Registration Statement, the ROM, the Business Combination Agreement, the Joinders, the CCM Engagement Agreement, the CCM Amendment Agreement, the PIPE Subscription Agreement, the Registration Rights Agreement and the exhibits thereto are referred to as the Documents.

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Logistic Properties of the Americas
4 September 2024

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificate of Incorporation, the M&A, the Good Standing Certificate, the Resolutions and the Director’s Certificate is in full force and effect and is accurate and complete as at the date of this opinion.

5	Where a document has been provided to us in draft or undated form, such document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a document marked to show changes from a previous draft, all such changes have been accurately marked.

6	There will be no intervening circumstance relevant to this opinion between the date hereof and the date upon which the Ordinary Shares are issued, offered and sold.

7	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for or purchase any of the Ordinary Shares.

8	Prior to giving effect to the transactions contemplated by the Documents and the Registration Statement (the Transactions), including the registration for resale of the Ordinary Shares: (i) the Registration Statement (including all necessary post-effective amendments) will have become effective under the Act; (ii) all statutory documents necessary to give effect to such Transactions will have been executed, delivered and filed with the applicable governmental authorities (including, where applicable, the Registrar) and all required fees and other amounts will have been paid; and (iii) all other necessary action will have been taken under all applicable laws (other than the laws of the Cayman Islands) to authorise, approve and permit the Transactions, and any and all consents, approvals and authorisations from applicable governmental and regulatory authorities required to authorise and permit the Transactions will have been obtained.

Status, authorisation and execution

9	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

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10	Each Document and the performance of the obligations of each party thereto has been duly authorised, executed and unconditionally delivered, as applicable, by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands).

11	In authorising the exercise of the Company’s rights and performance of its obligations under the Documents and the registration for resale of the Ordinary Shares as contemplated by the Registration Statement, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

12	Any individuals who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to sign such documents and give such information.

Enforceability

13	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company.

14	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

15	None of the transactions contemplated by the Documents relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) (the Companies Act) of the Cayman Islands.

Ordinary Shares

16	The Ordinary Shares have been issued to the Selling Securityholders at an issue price in excess of the par value thereof and have been entered on the register of members of the Company as fully paid.

Authorisations

17	No Ordinary Shares will be registered for resale unless and until all required approvals (including shareholder approvals) required by the rules and regulations of the NYSE American rules have been obtained. Any conditions to which such approvals are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them.

18	The requirements of the PIPE Lock-Up Agreement and the Lock-Up Agreement (and any other agreement related to the transfer of Ordinary Shares) have been complied with.

19	Each Document is legal, valid, binding and enforceable against all relevant parties in accordance with its terms under all relevant laws.

20	If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

Sovereign immunity

21	The Company is not a sovereign entity of any state and does not have sovereign immunity for the purposes of the UK State Immunity Act 1978 (which has been extended by statutory instrument to the Cayman Islands).

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Logistic Properties of the Americas
4 September 2024

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

Public offering in the Cayman Islands

6	The Company is prohibited by section 175 of the Companies Act from making any invitation to the public in the Cayman Islands to subscribe for any of its securities.

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